Filed Pursuant to Rule 424(b)(3)
Registration No. 333-177963

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
SUPPLEMENT NO. 1 DATED NOVEMBER 2, 2012
TO THE PROSPECTUS DATED OCTOBER 1, 2012

Recent Share Pricing Information
Below is the daily net asset value (“NAV”) per share, as determined in accordance with our valuation guidelines, for each business day from October 1 to October 31, 2012, for each of our classes of common stock:

Date	NAV per Share
	Class A	Class M	Class E
October 1, 2012	$10.00	$10.00	$10.00
October 2, 2012	$10.00	$10.00	$10.00
October 3, 2012	$10.00	$10.00	$10.00
October 4, 2012	$10.00	$10.00	$10.00
October 5, 2012	$10.00	$10.00	$10.00
October 8, 2012	$10.01	$10.01	$10.01
October 9, 2012	$10.01	$10.01	$10.01
October 10, 2012	$10.01	$10.01	$10.01
October 11, 2012	$10.01	$10.01	$10.01
October 12, 2012	$10.01	$10.01	$10.01
October 15, 2012	$10.01	$10.01	$10.01
October 16, 2012	$10.01	$10.01	$10.01
October 17, 2012	$10.01	$10.01	$10.01
October 18, 2012	$10.01	$10.01	$10.01
October 19, 2012	$10.01	$10.01	$10.01
October 22, 2012	$10.02	$10.01	$10.02
October 23, 2012	$10.15	$10.15	$10.15
October 24, 2012	$10.15	$10.15	$10.15
October 25, 2012	$10.15	$10.15	$10.15
October 26, 2012	$10.17	$10.16	$10.17
October 31, 2012	$10.23	$10.23	$10.24
Purchases and repurchases of shares of our Class A and Class M common stock will be made based on the appropriate day’s applicable per share NAV. On each business day, our NAV per share for each class is (1) posted on our website, www.JLLIPT.com, and (2) made available on our toll-free, automated telephone line, (855) 652-0277.

Our Class E shares are not being sold in connection with this offering.